As filed with the U.S. Securities and Exchange Commission on July 19, 2024

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sentage Holdings Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

501, Platinum Tower 233 Taicang Road

HuangPu, Shanghai City

People’s Republic of China

+86-21 5386 0209

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, and telephone number of agent for service)

With a Copy to:

Ying Li, Esq.

Hunter Taubman Fischer & Li, LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212- 530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the U.S. Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 19, 2024

PROSPECTUS

$60,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

Sentage Holdings Inc.

This is an offering of the securities of Sentage Holdings Inc., a Cayman Islands exempted company. We may, from time to time, in one or more offerings, offer and sell up to $60,000,000 of our Class A ordinary shares of par value US$0.005 each (the “Class A Ordinary Shares,” together with our Class B ordinary shares of par value US$0.005 each, being the “Class B Ordinary Shares,” are collectively referred to herein as the “Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “SNTG.” On July 15, 2024, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $2.51 per share. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of July 15, 2024, was approximately $2.20 million, which was calculated based on 877,325 Class A Ordinary Shares held by non-affiliates and the price of $2.51 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on July 15, 2024. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 15 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2023 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

We are a holding company incorporated in the Cayman Islands with no material operations of our own. We are not a Chinese operating company. Investors of our Ordinary Shares do not own any equity interests in the VIEs (defined below), but instead own shares of a Cayman Islands holding company. Unless otherwise stated, as used in this prospectus and in the context of describing our operations and consolidated financial information, “we,” “us,” the “Company,” “Sentage Holdings”, or “our company” refers to Sentage Holdings Inc., a Cayman Islands exempted company. “Sentage HK” are to Sentage Hong Kong Limited, a Hong Kong corporation, which is a wholly owned subsidiary of Sentage Holdings. “WFOE” are to Shanghai Santeng Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Sentage HK. “Sentage Operating Companies” or the “VIEs” refer, collectively, to Daxin Wealth Investment Management (Shanghai) Co., Ltd. (“Daxin Wealth”), Daxin Zhuohui Financial Information Services (Shanghai) Co., Ltd. (“Daxin Zhuohui”), Qingdao Buytop Payment Services Co., Ltd. (“Qingdao Buytop”), and Zhenyi Information Technology (Shanghai) Co., Ltd. (“Zhenyi”), and their subsidiaries, all of which are limited liability companies organized under the laws of the Peoples Republic of China (the “PRC”). “PRC operating entities” are to Sentage WFOE and the Sentage Operating Companies, collectively.

We do not have any equity interests in the Sentage Operating Companies, but consolidate their financial results in accordance with U.S. GAAP because we are deemed to have effective control over and be the primary beneficiary of these companies, for accounting purposes only, via a series of contractual agreements, or the “VIE Agreements,” among Sentage WFOE (defined below), the Sentage Operating Companies and their respective shareholders. However, the VIE Agreements have not been tested in a court of law in China as of the date of this prospectus, and, as a result, we are subject to various risks. As advised by our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou) (“Dacheng”), the VIE structure is not used to provide contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies; rather, we use the VIE structure because the Chinese laws and regulations affecting Sentage Operating Companies’ businesses are vague and unclear. Sentage Operating Companies engage in (i) consumer loan repayment and collection management services, (ii) loan recommendation services, and (iii) prepaid payment network services. According to “Administrative Measures of People’s Bank of China on Payment Services Provided by Non-financial Institutions” (“Order 2”) and “People’s Bank of China Announcement [2018] No. 7—Announcement on Matters Relating to Foreign-funded Payment Organizations” (“Announcement No. 7”), those who engage in prepaid network services business within China need to go through a special legal approval procedure to obtain third-party payment licenses. Although the People’s Bank of China has loosened the requirements for foreign-invested enterprises to hold third-party payment licenses, the review procedure is still very strict in practice. At the same time, Chinese authorities have not yet made it clear whether to permit or prohibit foreign-invested enterprises to engage in prepaid network services, loan collection management and loan recommendation services, and there is a risk that Chinese authorities may prohibit direct foreign investment of such businesses.

Investors may never directly hold equity interests in the VIEs. If the PRC government finds that the contractual arrangements which establish the structure of our business operations do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which would result in the VIEs being deconsolidated. A majority of our assets, including the necessary licenses to conduct business, are held by the VIEs and their subsidiaries. Substantially all of our revenue is generated by the VIEs. The deconsolidation of the VIEs would have a material adverse effect on our operations and substantially diminish the value of our Ordinary Shares. There are uncertainties about potential future actions by the PRC government that could affect the enforceability of our contractual arrangements with the VIEs and, consequently, significantly affect our financial performance. The value of the Ordinary Shares may significantly decline or become worthless as a result. For details of the VIE Agreements, see “Introduction—The VIE Agreements” in the 2023 Annual Report, and for the risks associated with the VIE Agreements and the VIE structure, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in the 2023 Annual Report.

We face various legal and operational risks and uncertainties associated with having substantially all of our operations in China and with the complex and evolving PRC laws and regulations, and as a result these risks may result in material changes in the operations of our subsidiaries, the VIEs, and their subsidiaries, significant depreciation or a complete loss of the value of our Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. See “Item 3. Key Information—D. Risk Factors—Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our Ordinary Shares to significantly decline or be worthless” in the 2023 Annual Report. For example, we face risks associated with PRC governmental authorities’ significant oversight and discretion over the businesses and financing activities of the VIEs, the requirement of regulatory approvals for offerings and listings conducted overseas and foreign investment in China-based issuers, the use of VIEs, the enforcement of anti-monopoly regime, the regulatory oversight on cybersecurity and data privacy as well as the risk of delisting if the PCAOB is unable to conduct inspection on our auditors, which may impact our ability to conduct certain businesses, accept foreign investments, or continue to list on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer such securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, see “Item 3. Key Information—D. Risk Factors—Risk Factors—Risks Related to Doing Business in China” in the 2023 Annual Report.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, none of the Company, our subsidiaries, nor the VIEs and their subsidiaries have been involved in any investigation or cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures.

On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. As advised by our PRC counsel, Dacheng, the operations of the PRC operating entities, our continued listing, and this offering will not be affected and that we will not be subject to cybersecurity review by the CAC, given that the PRC operating entities (i) possess personal data of fewer than one million individual clients; (ii) do not collect data that affects or may affect national security in their business operations, as of the date of this prospectus; and (iii) do not anticipate that they will be collecting over one million users’ personal information or data that affect or may affect national security in the near future.

On July 7, 2022, the CAC published the Measures for the Security Assessment of Outbound Data Transfer (《数据出境安全评估办法》), which became effective on September 1, 2022. The measures apply to the security assessment of important data and personal information collected and generated during operation within the territory of the People’s Republic of China and transferred abroad by a data handler. According to the Measures, a data handler shall file with the State Cyberspace Administration for security assessment via the Province Cyberspace Administration, if a data handler transfers data abroad under any of the following circumstances,: (i) a data handler who transfers important data abroad; (ii) a critical information infrastructure operator, or a data handler processing the personal information of more than one million individuals transfers personal information to abroad; (iii) since January 1 of the previous year, a data handler cumulatively transferred abroad personal information of more than 100,000 individuals, or the sensitive personal information of more than 10,000 individuals; or (iv) any other circumstances where the security assessment for the outbound data transfer is required by the State Cyberspace Administration. As advised by our PRC counsel, Dacheng, since none of our PRC operating entities is a data handler that transfers data abroad under any of the aforementioned circumstances, the operations of the PRC operating entities, our continued listing, and this offering are not affected by the Measures for the Security Assessment of Outbound Data Transfer.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines (collectively, the “Overseas Listings Rules”), which came into effect on March 31, 2023. On the same date of the issuance of the Overseas Listings Rules, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Overseas Listings Rules, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice. The Overseas Listings Rules, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Administration Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies. Under the Overseas Listings Rules and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of initial public offerings or listing applications. If a domestic company fails to complete required filing procedures or conceals any material facts or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, and the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” domestic companies that have already been listed overseas before the effective date (March 31, 2023) of the Trial Measures shall be deemed to be existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures for overseas listing immediately, but are required to file with the CSRC for any subsequent offerings. As advised by our PRC counsel, Dacheng, we are required to complete the filing procedures with the CSRC for this offering within three working days following the completion of this offering. We plan to file with the CSRC as required, however, we cannot assure you that we will be able to receive clearance of such compliance requirement in a timely manner, or at all. Any failure by us to fully comply with new regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in the PRC—The Trial Measures and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future” in the 2023 Annual Report.

Other than filing procedures with the CSRC pursuant to the Trial Measures and supporting guidelines, as of the date of this prospectus, according to our PRC counsel, Dacheng, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for this offering. As of the date of this prospectus, neither we nor the PRC operating entities (defined below) have received any inquiry, notice, warning, or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities.

As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will be able to comply with such regulations in all respects, and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions and the costs of compliance with, and other burdens imposed by, such laws and regulations may limit the use and adoption of our products, which may have material adverse effects on our business, operations, and financial condition.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we, therefore, are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operating entities’ operations in the PRC and our ability to offer or continue to offer our securities to investors and could cause the value of such securities to significantly decline or be worthless. It is highly uncertain what the potential impact any new laws and regulations will have on the daily business operations of our subsidiaries and the VIEs and their subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—Recent greater oversight by the Cyberspace Administration of China (“CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business” and “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China —Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on the operating entities’ business and operations” in the 2023 Annual Report.

As a holding company, we conduct our operations in China through the VIEs in China. In addition, some of our senior executive officers and directors, namely Qiaoling Lu, Jianhu Chen, Yiheng Guo, Shengsong Wang, reside in the PRC for a significant portion of the time and are PRC nationals. As a result, it may be difficult to effect service of process upon those persons. It may be difficult to enforce judgements obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against us and our officers and directors, as none of them currently resides in the U.S. or has substantial assets in the U.S. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state. See “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this annual report based on foreign laws” in the 2023 Annual Report.

In addition, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect our auditor, and as a result, an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act 2023 was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two years. Our auditor, Enrome LLP, is headquartered in Singapore. As an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, our auditor is subject to laws in the U.S. and PCAOB’s inspection. However, these developments have added uncertainties to our continued listing and we cannot assure you whether Nasdaq or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as related to the audit of our financial statements. Furthermore, there is a risk that our auditor cannot be inspected by the PCAOB in the future. The lack of inspection could cause trading in our securities to be prohibited on a national exchange or in the over-the-counter trading market under the Holding Foreign Companies Accountable Act, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Class A Ordinary Shares and the Trading Market—The recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act and related regulations, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.” in the 2023 Annual Report.

As of the date of this prospectus, Qiaoling Lu, our chief executive officer, director, and the chairperson of the board of directors of the Company, beneficially owns 1,650,000, or 58.93%, of our Class A Ordinary Shares through Unit Giant Limited, a British Virgin Islands company, which is 100% owned by Qiaoling Lu. As a result, Qiaoling Lu owns more than a majority of the aggregate voting power of our issued and outstanding Ordinary Shares. As such, we are a “controlled company” under Nasdaq Listing Rule 5615 and are allowed to follow certain exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. However, we do not intend to avail ourselves of such corporate governance exemptions.

We are both an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares— If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report the results of operations or prevent fraud, and investor confidence and the market price of our securities may be materially and adversely affected,” “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares—We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates,” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.” in the 2023 Annual Report.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. See “Item 3. D. Risk Factors—Risks Related to Doing Business in China—To the extent cash or assets of our business, or of the PRC Operating Entities, is in PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.” in the 2023 Annual Report.

As of the date of this prospectus, there are no dividends distributed between the holding company and its subsidiaries and consolidated VIEs or to investors. As of the date of this prospectus, the VIEs have not distributed any earnings or settled any amounts owed under the VIE Agreements, nor are there any plans to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As such, we have not requested approval to transfer cash to WFOE or to entities outside of China. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profits or share premium amounts, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they become due in the ordinary course of business. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future, or any funds will be transferred from one entity to another on a regular basis. As such, as of the date of this prospectus, we have not installed any cash management policies that dictate how funds are transferred among Sentage Holdings, its subsidiaries, or investors.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July [●], 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $60,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read this prospectus, any prospectus supplement and the related exhibits filed with the SEC or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security, unless we indicate otherwise. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“Articles” or “articles” are to the Companies’ amended and rested articles of association;

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” or “Class A ordinary shares” are to the Class A ordinary shares of the Company, par value $0.005 per share;

●	“Class B Ordinary Shares” or “Class B ordinary shares” are to the Class B ordinary shares of the Company, par value $0.005 per share;

●	“Code” are to the U.S. Internal Revenue Code of 1986, as amended;

●	“Companies Act” are to the Companies Act (Revised) of the Cayman Islands;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“PRC operating entities” are to Sentage WFOE (defined below) and the Sentage Operating Companies (defined below);

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Sentage HK” are to Sentage Hong Kong Limited, a Hong Kong corporation, which is a wholly owned subsidiary of Sentage Holdings (defined below);

●	“Sentage Holdings”, “we,” “us,” the “Company” or “our company” are to Sentage Holdings Inc., an exempted company with limited liability incorporated and registered under the laws of Cayman Islands;

●	“Sentage Operating Companies Shareholders” or “VIEs Shareholders” are to the shareholders of Sentage Operating Companies, or the VIEs;

●	“Sentage WFOE” or “WFOE” are to Shanghai Santeng Technology Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Sentage HK;

●	“shares,” “Shares,” or “Ordinary Shares” are, collectively, to the Class A Ordinary Shares and the Class B Ordinary Shares;

●	“US$,” “U.S. dollars,” and “dollars” are to the legal currency of the United States;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States;

●	“VIE” are to a variable interest entity; and

●	“VIE Agreements” are to a series of contractual agreements among Sentage WFOE, Sentage Operating Companies, and Sentage Operating Companies Shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

We incorporated Sentage Holdings on September 16, 2019, under the laws of the Cayman Islands. Sentage HK was incorporated on September 25, 2019 in Hong Kong as a wholly owned subsidiary of Sentage Holdings.

On December 17, 2019, Sentage WFOE was incorporated pursuant to PRC laws as a wholly foreign owned enterprise. Sentage HK holds 100% of the equity interests in Sentage WFOE. Due to PRC laws and regulations on foreign ownership and investment in companies that engage in certain businesses including third-party payment services, we conduct our businesses in China through a VIE structure.

We currently operate our business through four Sentage Operating Companies, Daxin Wealth, Daxin Zhuohui, Qingdao Buytop, and Zhenyi, pursuant to a series of contractual arrangements, also known as VIE Agreements, between Sentage WFOE and each of the Sentage Operating Companies. All the Sentage Operating Companies were incorporated as limited companies pursuant to PRC laws. Specifically, Daxin Wealth and Daxin Zhuohui are engaged in the loan repayment and collection management business, Daxin Zhuohui provides loan recommendation services, and Qingdao Buytop provides prepaid payment network services. As of the date of this prospectus, Zhenyi is not engaged in active business operation but is expected to provide us with technical and system development and support in the future.

Qiaoling Lu, Yiheng Guo (a director and a shareholder of the Company), Hua Wang (a beneficial shareholder of the Company), and Jianxiu Li (a beneficial shareholder of the Company), are the controlling shareholders of Daxin Wealth, Daxin Zhuohui, Qingdao Buytop, and Zhenyi.

The following diagram illustrates our corporate structure as of the date of this prospectus.

Ms. Qiaoling Lu (the chairperson of the board of directors, the chief executive officer, and a major shareholder of the Company), Yiheng Guo (a director and a shareholder of the Company), Hua Wang (a beneficial shareholder of the Company), and Jianxiu Li (a beneficial shareholder of the Company), are the controlling shareholders of the following Sentage Operating Companies: (1) Daxin Wealth Investment Management (Shanghai) Co., Ltd. (“Daxin Wealth”), (2) Daxin Zhuohui Financial Information Services (Shanghai) Co., Ltd. (“Daxin Zhuohui”); (3) Qingdao Buytop Payment Services Co., Ltd. (“Qingdao Buytop”); and (4) Zhenyi Information Technology (Shanghai) Co. Ltd (“Zhenyi”).

Daxin Wealth and Daxin Zhuohui are primarily engaged in providing consumer loan repayment and collection management services. Daxin Zhuohui also provides loan recommendation services. Qingdao Buytop is primarily engaged in providing customers with prepaid payment network services. As of the date of this prospectus, Zhenyi is not engaged in active business operation but is expected to provide us with technical and system development and support in the future.

The VIE Agreements

Neither we nor our subsidiaries own any equity interest in any of the Sentage Operating Companies. Instead, we control and receive the economic benefits of each of the Sentage Operating Companies’ business operation through a series of VIE Agreements. Sentage WFOE, three of the Sentage Operating Companies (Daxin Wealth, Daxin Zhuohui, and Qingdao Buytop), and their respective shareholders entered into the VIE Agreements on March 9, 2020. Sentage WFOE, Zhenyi, and Zhenyi’s shareholders entered into the VIE Agreements on April 1, 2021.

The VIE structure is not used to provide contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, rather we use the VIE structure because the Chinese laws and regulations affecting Sentage Operating Companies’ businesses are vague and unclear. Sentage Operating Companies engage in (i) consumer loan repayment and collection management services, (ii) loan recommendation services, and (iii) prepaid payment network services. According to “Administrative Measures of People’s Bank of China on Payment Services Provided by Non-financial Institutions” (“Order 2”) and “People’s Bank of China Announcement [2018] No. 7 — Announcement on Matters Relating to Foreign-funded Payment Organizations” (“Announcement No. 7”), those who engage in prepaid network services business within China need to go through a special legal approval procedure to obtain third-party payment licenses. Although the People’s Bank of China has loosened the requirements for foreign-invested enterprises to hold third-party payment licenses, the review procedure is still very strict in practice. At the same time, Chinese authorities have not yet made it clear whether to permit or prohibit foreign-invested enterprises to engage in prepaid network services, loan collection management and loan recommendation services, and there is a risk that Chinese authorities may prohibit direct foreign investment of such businesses.

Under U.S. GAAP, we are deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIEs for accounting purposes, because such contractual arrangements are designed so that the operations of the VIE are solely for the benefit of WFOE and, ultimately, the Company. As such, we have consolidated the VIE for accounting purposes. The VIE Agreements have not been tested in a court of law and may not be effective in providing control over the VIE, and we are subject to risks due to the uncertainty of the interpretation and application of the laws and regulations of the PRC, regarding the VIE, and the VIE structure, including, but not limited to, regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangements with the VIE. We are also subject to the risk that the PRC government could disallow the VIE structure, which would likely result in a material change in our operations and, as a result, the value of our Ordinary Shares may depreciate significantly or become worthless. See “ITEM 3.C Risk Factors – Risks Related to Our Corporate Structure.” of the 2023 Annual Report.

Each of the VIE Agreements is described in detail below.

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreements between Sentage Operating Company and Sentage WFOE, Sentage WFOE provides Sentage Operating Companies with technical support, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. For services rendered to Sentage Operating Companies by Sentage WFOE under the Exclusive Business Cooperation Agreements, Sentage WFOE is entitled to collect a service fee equal to the remaining amount of Sentage Operating Companies’ profit before tax after deducting relevant costs and reasonable expenses.

The term of each Exclusive Business Cooperation Agreement remains effective unless the agreement is explicitly terminated by Sentage WFOE through written form or other means specified therein. The Sentage Operating Companies do not have the right to terminate that agreement unilaterally.

Sentage WFOE has absolutely authority relating to the management of the Sentage Operating Companies, including but not limited to decisions with regard to expense, salary raises and bonuses, hiring, firing, and other operational functions. The Exclusive Business Cooperation Agreement does not prohibit related party transactions.

Equity Pledge Agreement

Under the Equity Pledge Agreements among Sentage WFOE and all the shareholders of Sentage Operating Companies (the “Sentage Operating Companies Shareholders”), the Sentage Operating Companies Shareholders pledged all of their respective equity interests in the Sentage Operating Companies to Sentage WFOE to guarantee the performance of the Sentage Operating Companies’ obligations under the Exclusive Business Cooperation Agreement, Exclusive Purchase Option Agreement, and Loan Contracts (collectively, the “Transaction Agreements”). Under the terms of the Equity Pledge Agreements, in the event that the Sentage Operating Companies or the Sentage Operating Companies Shareholders breach their respective contractual obligations under the Transaction Agreements, Sentage WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The Sentage Operating Companies Shareholders also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, Sentage WFOE is entitled to dispose of the pledged equity interests in accordance with applicable PRC laws. The Sentage Operating Companies Shareholders further agreed not to dispose of the pledged equity interests or take any action that would prejudice Sentage WFOE’s interest.

The Equity Pledge Agreements are effective until the latest date of the following: (1) the secured debt in the scope of pledge is paid in full; (2) Sentage WFOE exercises its pledge rights pursuant to provisions and conditions of the Equity Pledge Agreements; and (3) the Sentage Operating Companies Shareholders transfer all the pledged equity interests to the Sentage WFOE according to the Exclusive Purchase Option Agreements, or other entity or individual designated by it.

The purpose of the Equity Pledge Agreements are to (1) guarantee the performance of the Sentage Operating Companies’ obligations under the Transaction Agreements, (2) make sure the Sentage Operating Companies Shareholders do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice Sentage WFOE’s interests without Sentage WFOE’s prior written consent, and (3) provide Sentage WFOE control over the Sentage Operating Companies. In the event the Sentage Operating Companies breach their contractual obligations under the Transaction Agreements, Sentage WFOE will be entitled to foreclose on the Sentage Operating Companies Shareholders’ equity interests in the Sentage Operating Companies and may (1) exercise its option to purchase or designate third parties to purchase part or all of their equity interests in the Sentage Operating Companies and, under such circumstances, Sentage WFOE may terminate the Equity Pledge Agreement and the other VIE Agreements after acquisition of all equity interests in the Sentage Operating Companies or form a new VIE structure with the third parties designated by Sentage WFOE, or (2) dispose of the pledged equity interests and be paid in priority out of proceeds from the disposal, in which the case, the existing VIE structure will be terminated.

Exclusive Purchase Option Agreement

Under the Exclusive Purchase Option Agreements, the Sentage Operating Companies Shareholders irrevocably granted Sentage WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in the Sentage Operating Companies or the assets of the Sentage Operating Companies. The option price is the minimum amount to the extent permitted under PRC law.

Under the Exclusive Purchase Agreements, Sentage WFOE may, at any time under any circumstances, purchase or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the Sentage Operating Companies Shareholders’ equity interests in the Sentage Operating Companies or the assets of the Sentage Operating Companies. The Exclusive Purchase Agreement, together with the Equity Pledge Agreement, the Exclusive Business Cooperation Agreement, Powers of Attorney, and Loan Contracts, enable Sentage WFOE to exercise effective control over the Sentage Operating Companies.

The Exclusive Purchase Agreements remain effective until all the equity or assets of the Sentage Operating Companies is legally transferred under the name of Sentage WFOE and/or other entity or individual designated by it.

Shareholders’ Powers of Attorney

Under each of the Powers of Attorney, the Sentage Operating Companies Shareholders authorized Sentage WFOE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including, but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholders’ rights, including voting, that shareholders are entitled to under the laws of China and the articles of association of the respective Sentage Operating Company, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of the Sentage Operating Companies.

The term of each of the Powers of Attorney is the same as the term of the Exclusive Purchase Option Agreement. The Powers of Attorney are each irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the Sentage Operating Companies Shareholders are shareholders of the Sentage Operating Companies.

Loan Contracts

Each shareholder of the Sentage Operating Companies has entered into a loan contract with Sentage WFOE, with each contract taking effect from March 9, 2020. Under these loan contracts, Sentage WFOE provided each shareholder of the VIEs with a loan, free of interest, provided that if any of the shareholders of the Sentage Operating Companies fails to pay any sum pursuant to the schedule specified thereunder, default interest shall be calculated at a daily rate of 0.1% until the shareholder fully repays such sum (including the default interest). The proceeds from the loans were used for purposes consented to by Sentage WFOE. The loans can be repaid by transferring each shareholder’s respective equity interest in the Sentage Operating Companies pursuant to the Exclusive Purchase Option Agreements. Each of the loan contracts shall remain in effect until the day when Sentage WFOE exercises its exclusive option in accordance with the applicable Exclusive Purchase Option Agreement, unless otherwise terminated by Sentage WFOE when any shareholder of VIEs materially breaches the terms of such loan contracts.

Spousal Consents

The spouse of each of the Sentage Operating Companies Shareholders agreed, via a spousal consent, to the execution of the “Transaction Documents”, which collectively include: (a) the Exclusive Purchase Option Agreement entered into with Sentage WFOE and the Sentage Operating Companies; (b) the Equity Pledge Agreement entered into with Sentage WFOE; (c) the Powers of Attorney executed by the Sentage Operating Companies Shareholders, and (d) the Loan Contracts entered into with Sentage WFOE, and the disposal of the equity interests of Sentage Operating Companies held by the Sentage Operating Companies Shareholder and registered in his or her name.

The spouse of each of the individual Sentage Operating Companies Shareholders has further undertaken to not to make any claims in connection with the equity interests of Sentage Operating Companies, which are held by the Sentage Operating Companies Shareholder. The spouse of the Sentage Operating Companies Shareholder confirms that the Sentage Operating Companies Shareholder can perform, amend, or terminate the Transaction Documents without his or her authorization or consent. He or she undertakes to execute all necessary documents and take all necessary actions to ensure appropriate performance of the agreements.

The spouse of each of the individual Sentage Operating Companies Shareholders has also agreed that if he or she obtains any equity interest of Sentage Operating Companies which are held by the Sentage Operating Companies Shareholder for any reasons, he or she shall be bound by the Transaction Documents and the Exclusive Business Cooperation Agreement entered into among Sentage WFOE and the Sentage Operating Companies (as amended time to time) and will comply with the obligations thereunder as a shareholder of the Sentage Operating Companies. For this purpose, upon Sentage WFOE’s request, he or she shall sign a series of written documents in substantially the same format and content as the Transaction Documents and Exclusive Business Cooperation Agreement (as amended from time to time).

Risks Associated with Our Corporate Structure and the VIE Agreements

Because we do not hold equity interests in the VIE and its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including, but not limited to, regulatory review of overseas listing of companies in the PRC through special purpose vehicles, and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in the VIE’s operations, and the value of all the securities we are registering for sale may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in the PRC as of the date of this prospectus.  For details, see “Item 3. KEY INFORMATION—D. Risk Factors—Risks Related to Our Corporate Structure” of the 2023 Annual Report.

The VIE Agreements may not be as effective as ownership in providing operational control. If we had  ownership of the Sentage Operating Companies, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of Sentage Operating Companies, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. But under the current contractual arrangements, as a legal matter, if the Sentage Operating Companies and their shareholders fails to perform their obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholders of the Sentage Operating Companies were to refuse to transfer their equity interest in the Sentage Operating Companies to us or our designee when we exercise the call option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Item 3. KEY INFORMATION—D. Risk Factors—Risks Relating to Our Corporate Structure—We rely on contractual arrangements with the VIEs and their shareholders for our operations in China, which may not be as effective in providing operational control as direct ownership” in the 2023 Annual Report.

Business Overview

Through the Sentage Operating Companies, we are a financial service provider that offers a range of financial services across consumer loan repayment and collection management, loan recommendation, and prepaid payment network services in China. Leveraging a deep understanding of the client base, strategic partner relationships, and valuation models and technologies, the Sentage Operating Companies are committed to working with the clients to understand their financial needs and challenges and offering customized services to help them meet their respective objectives.

We currently report our operating revenue from three main revenue streams, namely, (i) consumer loan repayment and collection management service, (ii) loan recommendation service, and (iii) prepaid payment network service.

For fiscal years 2023, 2022 and 2021, our revenue was $146,554, $161,372, and $2,262,449, respectively, and our net loss was $1,903,277, $2,561,907, and $1,093,241, respectively.

Our business is discussed more fully under “Item 4. Information on the Company—B. Business Overview” in the 2023 Annual Report.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report.

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in the 2023 Annual Report)

We are subject to risks and uncertainties related to our corporate structure, including, but are not limited to, the following:

●	If the PRC government finds that the contractual arrangements that establish the structure for our business operations do not comply with applicable PRC laws and regulations, we could be subject to severe penalties or be forced to relinquish our interests in those operations (see page 5 of the 2023 Annual Report);

●	We rely on contractual arrangements with the VIEs and their shareholders for our operations in China, which may not be as effective in providing operational control as direct ownership (see page 6 of the 2023 Annual Report);

●	Substantial uncertainties exist with respect to the interpretation and implementation of any new PRC laws, rules and regulations relating to foreign investment and how they may impact the viability of our current corporate structure, corporate governance and business operations (see page 6 of the 2023 Annual Report);

●	The Sentage Operating Companies Shareholders have potential conflicts of interest with us, which may adversely affect our business and financial condition (see page 7 of the 2023 Annual Report);

●	Because we rely on the exclusive business cooperation agreement with each of the Sentage Operating Companies for our revenue, the termination of this agreement would severely and detrimentally affect our continuing business viability under our current corporate structure (see page 7 of the 2023 Annual Report); and

●	Because we are a Cayman Island company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain (see page 7 of the 2023 Annual Report).

Risks Related to Our Business and Industries (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industries” in the 2023 Annual Report)

Risks and uncertainties related to our business and industries include, but are not limited to, the following:

●	We have a limited operating history, which makes it difficult to evaluate our future prospects (see page 10 of the 2023 Annual Report);

●	The industries we are in are still evolving, which makes it difficult to effectively assess our future prospects (see page 10 of the 2023 Annual Report);

●	The financial sector in China is subject to changes in regulations. Non-compliance with new financial regulations or new licensing requirements may materially affect our business operations and financial results (see page 11 of the 2023 Annual Report);

●	The wind-down of our past engagements in the consumer loan repayment and collection management business affected our business operation and financial performance, and we may not be able to expand our customer base by collaborating with third-party financial institutions as we have planned (see page 11 of the 2023 Annual Report);

●	We operate a socially sensitive business public complaints against the consumer loan repayment and collection management industry generally or against us in particular may materially and adversely affect our business, financial condition and results of operations (see page 11 of the 2023 Annual Report);

●	If we fail to maintain collaboration with our funding partners, our reputation, results of operations, and financial condition may be materially and adversely affected (see page 14 of the 2023 Annual Report);

●	Fluctuations in interest rates could negatively affect our loan origination volume (see page 15 of the 2023 Annual Report);

●	We are dependent on NetsUnion Clearing Corporation, and any changes to its rules or practices could harm our prepaid payment network business (see page 17 of the 2023 Annual Report);

●	We may be liable for improper use or appropriation of personal information provided by the customers and any failure to comply with PRC laws and regulations over data security could result in materially adverse impact on our business, results of operations, and our continued listing on Nasdaq (see page 20 of the 2023 Annual Report); and

●

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report the results of operations or prevent fraud, and investor confidence and the market price of our securities may be materially and adversely affected (see page 27 of the 2023 Annual Report) (see page 27 of the 2023 Annual Report).

Risks Related to Doing Business in China (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2023 Annual Report)

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	There are uncertainties under the Foreign Investment Law relating to the status of businesses in China controlled by foreign invested projects primarily through contractual arrangements, such as our business (see page 28 of the 2023 Annual Report);

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations (see page 29 of the 2023 Annual Report);

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us (see page 29 of the 2023 Annual Report);

●	There are uncertainties regarding the enforcement of laws and rules and regulations in mainland China, which can change quickly with little advance notice, and there is a risk that the Chinese government may exert more oversight and control over offerings that are conducted overseas, which could materially and adversely affect our business and hinder our ability to offer our securities or continue our operations, and cause the value of our securities to significantly decline or become worthless (see page 30 of the 2023 Annual Report);

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the reporting based on foreign laws (see page 30 of the 2023 Annual Report);

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China (see page 30 of the 2023 Annual Report);

●	Increases in labor costs in the PRC may adversely affect our business and our profitability (see page 31 of the 2023 Annual Report);

●	PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or the PRC operating entities to liability or penalties, limit our ability to inject capital into the PRC Operating Entities, limit the PRC Operating Entities’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us (see page 31 of the 2023 Annual Report);

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment (see page 32 of the 2023 Annual Report);

●	Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment (see page 33 of the 2023 Annual Report);

●	Our PRC operating entities are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business (see page 33 of the 2023 Annual Report);

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies (see page 34 of the 2023 Annual Report);

●	Governmental control of currency conversion may affect the value of your investment and our payment of dividends (see page 34 of the 2023 Annual Report);

●	There are significant uncertainties under the PRC Enterprise Income Tax Law relating to the withholding tax liabilities of the PRC Operating Entities, and dividends payable by the PRC operating entities to our offshore subsidiaries may not qualify to enjoy certain treaty benefits (see page 35 of the 2023 Annual Report);

●	The “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future (see page 35 of the 2023 Annual Report);

●	Recent greater oversight by the Cyberspace Administration of China (“CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business (see page 36 of the 2023 Annual Report);

●	If we become directly subject to the scrutiny, criticism, and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price, and reputation (see page 37 of the 2023 Annual Report);

●	The disclosures in our reports and other filings with the SEC and our other public pronouncements may be subject to the scrutiny of any regulatory bodies in the PRC (see page 37 of the 2023 Annual Report);

●	The recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act and related regulations, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S (see page 38 of the 2023 Annual Report);

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our Ordinary Shares to significantly decline or be worthless (see page 39 of the 2023 Annual Report);

●	We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations and certain other PRC regulations (see page 41 of the 2023 Annual Report);

●	The Trial Measures and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future; and (see page 40 of the 2023 Annual Report);

●

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations and certain other PRC regulations (see page 41 of the 2023 Annual Report); and

●	To the extent cash or assets of our business, or of the PRC Operating Entities, is in the PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets (see page 41 of the 2023 Annual Report).

Risks Related to Our Ordinary Shares (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares” in the 2023 Annual Report)

Risks and uncertainties related to our Ordinary Shares include, but are not limited to, the following:

●	We may issue additional Ordinary Shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Ordinary Shares (see page 42 of the 2023 Annual Report);

●	The dual-class structure of our Ordinary Shares may adversely affect the trading market for our Class A Ordinary Shares (see page 42 of the 2023 Annual Report);

●	We are not expected to pay dividends on our Ordinary Shares in the foreseeable future (see page 42 of the 2023 Annual Report);

●	We may become a passive foreign investment company, which could result in adverse United States federal income tax consequences to United States investors (see page 42 of the 2023 Annual Report);

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we were formed under Cayman Islands law (see page 43 of the 2023 Annual Report);

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies (see page 44 of the 2023 Annual Report); and

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards (see page 44 of the 2023 Annual Report).

Regulatory Developments on Overseas-listing

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. See “Item 3. D. Risk Factors—Risks Related to Doing Business in China—The “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future” in the 2023 Annual Report.

On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), of which the public comment period ended on January 23, 2022. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), (《境内企业境外发行证券和上市管理试行办法》), and five supporting guidelines (collectively, the “Overseas Listings Rules”), which has become effective on March 31, 2023. On the same date of the issuance of the Overseas Listings Rules, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Overseas Listings Rules, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice. The Overseas Listings Rules, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Administration Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies.

Under the Overseas Listings Rules and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of initial public offerings or listing applications. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and completed their overseas offering and listing prior to September 30, 2023, such as us, shall be deemed to be existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures for listing overseas immediately, but are required to file with the CSRC for any subsequent offerings in the same overseas market within 3 working days after the offering is completed. See “Item 3. D. Risk Factors—Risks Related to Doing Business in China—The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future” in the 2023 Annual Report.

According to our PRC legal counsel, Dacheng, we are required to complete the filing procedures with the CSRC for this offering. As of the date of this prospectus, neither we nor any of the PRC operating entities have been subject to any investigation, or received any notice, warning, or sanction from the CSRC or other applicable government authorities related to this offering. As the Overseas Listings Rules were newly published and there exists uncertainty with respect to the filing requirements and its implementation, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Overseas Listings Rules may result in forced corrections, warnings, and fines against us and could materially hinder our ability to offer or continue to offer our securities.

Permissions from the PRC Authorities

As of the date of this prospectus, we and our PRC operating entities have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (1) business licenses; and (2) third-party payment license. However, in the future, if any additional approvals or permissions are required, we cannot assure you that any of these entities will be able to receive clearance of compliance requirements in a timely manner, or at all. Any failure to fully comply with any compliance requirements may cause our PRC operating entities, to be unable to operate their businesses in the PRC, subject them to fines, relevant businesses or operations suspension for rectification, or other sanctions.

On December 28, 2021, thirteen governmental departments of the PRC, including the Cyberspace Administration of China (“CAC”), issued the revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that any network platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. As advised by our PRC counsel, Dacheng, the operations of the PRC operating entities, our continued listing, and this offering will not be affected and that we will not be subject to cybersecurity review by the CAC, given that the PRC operating entities (i) possess personal data of fewer than one million individual clients; (ii) do not collect data that affects or may affect national security in their business operations, as of the date of this prospectus; and (iii) do not anticipate that they will be collecting over one million users’ personal information or data that affect or may affect national security in the near future. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will be able to comply with such regulations in all respects, and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions and the costs of compliance with, and other burdens imposed by such laws and regulations may limit the use and adoption of our products, which may have material adverse effects on our business, operations, and financial condition.

On July 7, 2022, the CAC published the Measures for the Security Assessment of Outbound Data Transfer (《数据出境安全评估办法》), which became effective on September 1, 2022. The measures apply to the security assessment of important data and personal information collected and generated during operation within the territory of the People’s Republic of China and transferred abroad by a data handler. According to the Measures, a data handler shall file with the State Cyberspace Administration for security assessment via the Province Cyberspace Administration if it transfers data abroad under any of the following circumstances: (i) a data handler who transfers important data abroad; (ii) a critical information infrastructure operator, or a data handler processing the personal information of more than one million individuals transfers personal information to abroad；(iii) since January 1 of the previous year, a data handler cumulatively transferred abroad the personal information of more than 100,000 individuals, or the sensitive personal information of more than 10,000 individuals; or (iv) any other circumstances where the security assessment for the outbound data transfer is required by the State Cyberspace Administration. As advised by our PRC counsel, Dacheng, since none of our PRC operating entities is a data handler that transfers data abroad under any of the aforementioned circumstances, the operations of the PRC operating entities, our continued listing, and this offering are not affected by the Measures for the Security Assessment of Outbound Data Transfer.

As of the date of this prospectus, our PRC operating entities have not received any notice from any authorities identifying the operating entities as a CIIO or requiring the operating entities to go through cybersecurity review or network data security review by the CAC, nor have our PRC operating entities been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities. In addition, our PRC operating entities have not received any inquiry, notice, warning, or sanction in such respect. We believe that our PRC operating entities are in compliance with the aforementioned regulations and policies. However, our PRC operating entities could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against the PRC operating entities, which may have material adverse effect on the PRC operating entities’ business, financial condition or results of operations.

In addition, on February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of relevant application for listing or completion of any subsequent offerings. If a domestic company fails to complete required filing procedures or conceals any material facts or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, and the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. The CSRC also held a press conference for the release of the Trial Measures and issued the CSRC Notice, which, among other things, clarified that PRC domestic companies that were listed overseas before the effective date of the Trial Measures shall be deemed to be “Existing Issuers”, who shall not be required to complete the filing procedure for listing overseas with the CSRC immediately, but are required to file with the CSRC for any subsequent offerings within 3 working days after the offering is completed. According to our PRC legal counsel, Dacheng, we are required to complete the filing procedures with the CSRC for this offering. As of the date of this prospectus, neither we nor any of the PRC operating entities have been subject to any investigation, or received any notice, warning, or sanction from the CSRC or other applicable government authorities related to this offering. There is no assurance that we can complete such filing in a timely manner or even at all. Any failure by us to comply with such filing requirements may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

As of the date of this prospectus, we believe that, except the filing procedures with the CSRC pursuant to the Trial Measures and supporting guidelines, neither the Company, nor the PRC operating entities, will be required to obtain permission from any Chinese authorities to offer our securities based on PRC laws and regulations currently in effect, and neither we nor the PRC operating entities have been denied such permission by any Chinese authorities. However, we cannot assure you that the PRC regulatory agencies would take the same view as we do, and there is no assurance that our PRC operating entities will always be able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of their present or future business. If our PRC operating entities (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC operating entities, are required to obtain such permissions or approvals in the future, they could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Distributions and Dividends

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC operating entities are able to pay dividends in foreign currencies to us without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the foreign investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. See “Item 3. D. Risk Factors—Risks Related to Doing Business in China—To the extent cash or assets of our business, or of the PRC Operating Entities, is in PRC or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets” in the 2023 Annual Report.

As of the date of this prospectus, there have been no dividends distributed between the holding company and its subsidiaries and consolidated VIEs or to investors. Cash is transferred among our Company, our subsidiaries, and the VIEs, in the following manner: (i) funds are transferred to WFOE from our Company as needed through Sentage HK, our Hong Kong subsidiary, in the form of capital contributions or shareholder loans, as the case may be; (ii) funds may be paid by a VIE to WFOE, as service fees according to the VIE Agreements; (iii) dividends or other distributions may be paid by WFOE, to our Company through Sentage HK; and (iv) WFOE and the VIEs lend to and borrow from each other from time to time for business operation purposes. As of the date of this prospectus, cash transfers and transfers of other assets among the Company, its subsidiaries, and the VIEs, were as follows:

For fiscal year ended December 31, 2023, Sentage HK transferred cash in the amount of $0.5 million to WFOE, and WFOE transferred cash in the amount of $0.5 million to the VIEs.

For fiscal year ended December 31, 2022, Sentage HK transferred cash in the amount of $1.4 million to WFOE, and WFOE transferred cash in the amount of $1.1 million to the VIEs.

For fiscal year ended December 31, 2021, the Company transferred net IPO proceeds in the amount of $16.91 million to Sentage HK, and Sentage HK transferred cash in the amount of $0.1 million to WFOE.

As of the date of this prospectus, the VIEs have not distributed any earnings or settled any amounts owed under the VIE Agreements, nor are there any plans to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As such, we have not requested approval to transfer cash to WFOE or to entities outside of China.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profits or share premium amounts, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they become due in the ordinary course of business. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future, or any funds will be transferred from one entity to another on a regular basis. As such, as of the date of this prospectus, we have not installed any cash management policies that dictate how funds are transferred among Sentage Holdings, its subsidiaries, or investors.

If we determine to pay dividends in the future, as a holding company, we will rely on payments made from the VIEs to WFOE, pursuant to VIE Agreements, and the distribution of such payments to Sentage HK as dividends from WFOE. Certain payments from the VIEs to WFOE are subject to PRC taxes, including business taxes and value-added taxes. In addition, if any VIE incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Current PRC regulations permit WFOE to pay dividends to Sentage HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC operating entities is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our operating entities in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Sentage HK may be considered a non-resident enterprise for tax purposes, so that any dividends Sentage WFOE pays to Sentage HK may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10%. See “ITEM 10. ADDITIONAL INFORMATION—Taxation—PRC Taxation” in the 2023 Annual Report.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by Sentage WFOE to its immediate holding company, Sentage HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Sentage HK intends to apply for the tax resident certificate if and when Sentage WFOE plans to declare and pay dividends to Sentage HK. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of Sentage WFOE, and dividends payable by Sentage WFOE to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2023 Annual Report.

Selected Condensed Consolidated Financial Schedule of Sentage Holdings Inc., its subsidiaries, and the VIEs

The following tables present selected condensed consolidated financial data of Sentage Holdings Inc. and its subsidiaries and VIEs for the fiscal years ended December 31, 2023, 2022, and 2021, and balance sheet data as of December 31, 2023, 2022 and 2022, which have been derived from our audited consolidated financial statements for those years.

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS

	For the year ended December 31, 2021
USD	Sentage Holdings Inc.	Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated Total
Revenue	-	-	2,262,449	-	2,262,449
Net Income (loss)	(1,748,643)	(37,372)	692,774	-	(1,093,241)
Comprehensive Income (loss)	(1,748,643)	(36,409)	844,511	-	(940,541)

	For the year ended December 31, 2022
USD	Sentage Holdings Inc.	Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated Total
Revenue	-	-	161,372	-	161,372
Net loss	(1,470,635)	(130,766)	(960,506)	-	(2,561,907)
Comprehensive loss	(1,470,635)	(183,036)	(994,319)	-	(2,647,990)

	For the year ended December 31, 2023
USD	Sentage Holdings Inc.	Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated Total
Revenue	-	-	146,554	-	146,554
Net loss	(959,981)	(146,073)	(797,223)	-	(1,903,277)
Comprehensive loss	(959,981)	(198,768)	(786,321)	-	(1,945,070)

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31, 2022
USD	Sentage Holdings Inc.	Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated Total
Cash	-	3,785,115	20,020	-	3,805,135
Total current assets	12,740,447	6,873,303	1,442,879	(6,715,249)	14,341,380
Total assets	12,740,447	7,035,573	1,598,063	(6,715,249)	14,658,834
Total liabilities	1,466,983	3,826,962	1,905,174	(6,715,249)	483,870
Total shareholders’ equity	11,273,464	3,208,611	(307,111)	-	14,174,964
Total liabilities and shareholders’ equity	12,740,447	7,035,573	1,598,063	(6,715,249)	14,658,834

	As of December 31, 2023
USD	Sentage Holdings Inc.	Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated Total
Cash	-	2,199,879	63,002	-	2,262,881
Total current assets	10,274,640	5,250,465	1,381,679	(5,214,239)	11,692,545
Total assets	11,274,640	5,323,404	1,525,334	(5,214,239)	12,909,139
Total liabilities	962,703	2,312,015	2,618,766	(5,214,239)	679,245
Total shareholders’ equity	10,311,937	3,011,389	(1,093,432)	-	12,229,894
Total liabilities and shareholders’ equity	11,274,640	5,323,404	1,525,334	(5,214,239)	12,909,139

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2021
USD	Sentage Holdings Inc.	Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	-	(1,815,919)	1,433,255		(382,664)
Net cash used in investing activities	-	(5,500,000)	(19,977)		(5,519,977)
Net cash provided by (used in) financing activities	(16,851)	17,360,717	(959,420)		16,401,297

	For the year ended December 31, 2022
USD	Sentage Holdings Inc.	Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated Total
Net cash used in operating activities	-	(6,308,455)	(371,005)	-	(6,679,460)
Net cash used in investing activities	-	-	(34,346)	-	(34,346)
Net cash used in financing activities	-	-	(156,311)	-	(156,311)

	For the year ended December 31, 2023
USD	Sentage Holdings Inc.	Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated Total
Net cash used in operating activities	-	(1,572,682)	(254,262)	-	(1,826,944)
Net cash used in investing activities	-	-	(23,433)	-	(23,433)
Net cash provided by financing activities	-	40,141	299,385	-	339,526

Corporate Information

Our principal executive offices are located at 501, Platinum Tower, 233 Taicang Rd, HuangPu, Shanghai City, the PRC, and our phone number is +86-21 5386 0209.

Our registered office in the Cayman Islands is located at Ogier Global (Cayman) Limited 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands, and the phone number of our registered office is +1 345 949 9876.

Our corporate website is www.sentageholdings.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Our service process agent is Cogency Global Inc.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report, which is incorporated in this prospectus by reference, together with the following risk factor and any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, our operating structure involves unique risks to investors. We are not a Chinese operating company but a Cayman Islands exempted company with no material operations of our own. Investors of our Ordinary Shares do not own any equity interests in the VIEs, but instead own shares of a Cayman Islands holding company. If the PRC government finds that the contractual arrangements which establish the structure of our business operations do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, which would result in the VIEs being deconsolidated. A majority of our assets, including the necessary licenses to conduct business, are held by the VIEs and their subsidiaries. Substantially all of our revenue is generated by the VIEs. The deconsolidation of the VIEs would have a material adverse effect on our operations and substantially diminish the value of our Ordinary Shares. There are uncertainties about potential future actions by the PRC government that could affect the enforceability of our contractual arrangements with the VIEs and, consequently, significantly affect our financial performance. The value of the Ordinary Shares may significantly decline or become worthless as a result. For details of risks related to the VIE structure, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” in the 2023 Annual Report.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $60,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

Information contained under the heading “Item 10. Additional Information” in the 2023 Annual Report is incorporated into this prospectus by reference.

As of the date of this prospectus, the Company has not issued any Class B Ordinary Shares.

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

●	Class A Ordinary Shares;

●	debt securities;

●	warrants to purchase Class A Ordinary Shares or debt securities;

●	subscription rights to purchase Class A Ordinary Shares or debt securities; and

●	units consisting of any combination of Class A Ordinary Shares, debt securities, warrants to purchase Class A ordinary shares or debt securities and/or subscription rights to purchase Class A Ordinary Shares or debt securities.

The following is a description of the terms and provisions of our debt securities, warrants to purchase Class A Ordinary Shares or debt securities, subscription rights to purchase Class A Ordinary Shares or debt securities and units consisting of any combination of Class A Ordinary Shares, debt securities, warrants to purchase Class A Ordinary Shares or debt securities and/or subscription rights to purchase Class A Ordinary Shares or debt securities, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares will not have any rights of holders of Class A Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our Class A Ordinary Shares or debt securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares will not have any rights of holders of Class A Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our Class A Ordinary Shares or debt securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of Class A Ordinary Shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—D. Taxation” in the 2023 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Beijing Dacheng Law Offices, LLP (Fuzhou). If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2022, and for the fiscal years ended December 31, 2023, 2022, and 2021 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 143 Cecil Street, #19-03/04,GB Building, Singapore, 069542.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 26, 2024;

2.	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on July 6, 2021, the description of securities contained in Exhibit 2.3 to the 2023 Annual Report filed with the SEC on April 26, 2024, and any amendment or report filed for the purpose of updating such description;

4.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 26, 2024 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document, unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Sentage Holdings Inc.

501, Platinum Tower 233 Taicang Road

HuangPu, Shanghai City 200001

People’s Republic of China

+86-21 5386 0209

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We conduct a substantial amount of our operations in China, and a substantial amount of our assets are located in China. A majority our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

The courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal, punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Our PRC legal counsel, Dacheng, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our PRC legal counsel, Dacheng, has advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. According to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

See “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this annual report based on foreign laws” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares—Certain judgments obtained against us by our shareholders may not be enforceable” in the 2023 Annual Report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association provide that to the extent permitted by law, the Company shall indemnify each existing or former director (including alternate director), secretary and other officer (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary and other officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary and other officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. No such existing or former director (including alternate director), secretary and other officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty. See our amended and restated memorandum and articles of association filed as Exhibit 1.1 to the 2023 Annual Report.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we have agreed to indemnify our directors and executive officers against all liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company to the fullest extent permitted by law with certain limited exceptions. The form of indemnification agreement is filed as Exhibit 4.2 to the 2023 Annual Report, which is incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-254558), as amended, initially filed with the Securities and Exchange Commission on March 22, 2021)
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Right Agreement and Right Certificate
4.5*	Form of Unit Agreement and Unit Certificate
4.6***	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.7***	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1***	Opinion of Ogier (Cayman) LLP as to the legality of the securities being registered
23.1***	Consent of Enrome LLP
23.2***	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.3***	Consent of Beijing Dacheng Law Offices, LLP (Fuzhou)
24.1***	Powers of Attorney (included on signature page)
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107***	Filing fee table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
***	Filed herewith

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 19, 2024.

Sentage Holdings Inc.

By:	/s/ Qiaoling Lu
	Name:	Qiaoling Lu
	Title:	Chief Executive Officer, Chairman of the Board of Directors, and Director

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Qiaoling Lu, and each of them, individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Qiaoling Lu	Chief Executive Officer	July 19, 2024
Name: Qiaoling Lu	(Principal Executive Officer), Chairman of the Board of Directors, and Director

/s/ Jianhua Chen	Chief Financial Officer	July 19, 2024
Name: Jianhua Chen	(Principal Accounting and Financial officer)

/s/ Yiheng Guo	Director	July 19, 2024
Name: Yiheng Guo

/s/ Michael John Viotto	Independent Director	July 19, 2024
Name: Michael John Viotto

/s/ Angel Colon	Independent Director	July 19, 2024
Name: Angel Colon

/s/ Shengsong Wang	Independent Director	July 19, 2024
Name: Shengsong Wang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of Sentage Holdings Inc., has signed this registration statement thereto in New York, NY on July 19, 2024.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.